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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
November 9, 2016 (November 8, 2016)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 8, 2016, Michael C. Jennings notified the Board of Directors of HollyFrontier Corporation (the “Corporation”) that he will retire from his position as Executive Chairman of the Corporation and as an employee of the Corporation effective at the close of business on January 1, 2017. In connection with his notice, the Board appointed Mr. Jennings as non-executive Chairman of the Board, effective upon his retirement. Mr. Jennings will continue to serve as the Chairman of the Executive Committee of the Board. In addition, in connection with his retirement, the Compensation Committee of the Board approved the acceleration of vesting of 36,055 restricted shares currently held by Mr. Jennings, which will vest on December 15, 2016.
Item 7.01 Regulation FD Disclosure.
On November 9, 2016, the Corporation issued a press release announcing a regular quarterly dividend of $0.33 per share. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 in its entirety.
The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of the Company issued November 9, 2016.*

* Furnished herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    November 9, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company issued November 9, 2016.*
* Furnished herewith.

1
95277916.4